Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-280344

Prospectus Supplement No. 11

(To Prospectus dated September 18, 2024)

OKLO INC.

This prospectus supplement updates, amends and supplements the prospectus dated September 18, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-280344). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 24, 2025, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Oklo Inc.’s Class A Common Stock is quoted on the New York Stock Exchange under the symbol “OKLO.” On March 24, 2025, the closing price of our Class A Common Stock was $30.91.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER FEDERAL SECURITIES LAWS AND ARE SUBJECT TO REDUCED PUBLIC REPORTING REQUIREMENTS. INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 14 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 24, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2025

Oklo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40583	86-2292473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Coronado Dr. Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

(650) 550-0127

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OKLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 24, 2025, Oklo Inc. issued a letter to its shareholders announcing its financial and operating results for the year and quarter ended December 31, 2024. A copy of the shareholder letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto as 99.1 shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Oklo Inc. Shareholder Letter dated March 24, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oklo Inc.

Date: March 24, 2025	By:	/s/ R. Craig Bealmear
	Name:	R. Craig Bealmear
	Title:	Chief Financial Officer

Exhibit 99.1
FY 2024 Shareholder Letter

2 Oklo team members celebrating the company’s public debut at the New York Stock Exchange. Dear shareholders, The world is catching up to what we’ve known all along: nuclear power is essential to a clean, dependable, and scalable energy future. In 2024, Oklo took bold steps to lead this transformation. We went public, advanced development at our first commercial site at Idaho National Laboratory (INL), and built a customer pipeline of ~14 GW—one of the largest in our field. At the same time, nuclear energy has gained unprecedented government support,1 and AI has triggered a Sputnik moment, accelerating the demand for dependable, domestic power.2 Our partnership with Equinix was the first commercial advanced nuclear energy deal that included an investment in the data center sector. And we capped the year with a landmark energy agreement, one of the largest of its kind, with data center developer Switch. It’s clear that AI’s rapid evolution means it will only become more accessible and scalable— if we have the power to support it. But the need for clean, abundant power goes beyond AI. Oklo is positioned to deliver across sectors, with agreements across manufacturing, defense, oil and gas, and more. We have proven technology, deep regulatory expertise, and a scalable, repeatable model that enables us to co-locate our powerhouses onsite, directly supplying our customers’ facilities. We’ve already made big strides in 2025: evolving our powerhouse offering to scale up to 75 MW, partnering with RPower on a gas-to-nuclear strategy, and expanding into radioisotope production with our strategic acquisition of Atomic Alchemy. These moves unlock new revenue opportunities and open additional markets for Oklo. As the only company with both a site use permit and secured fuel for our first deployment, Oklo remains on track to deliver commercial power by the end of 2027, backed by a strong and growing customer pipeline. Sincerely, Jacob DeWitte Founder & CEO, Oklo Letter to shareholders

Key milestones

Customer pipeline

- Signed one of the largest corporate power agreements in history with Switch for 12 GW of power, bringing confirmed customer interest to ~14 GW
- Signed a Letter of Intent (LOI) with Equinix for 500 MW, accompanied by a $25 million pre-payment
- Signed an LOI with Prometheus Hyperscale for 100 MW
- Signed an LOI with Diamondback Energy for 50 MW

Corporate development

- Began trading on the New York Stock Exchange under the symbol "OKLO"
- Completed acquisition of Atomic Alchemy, enabling accelerated radioisotope production
- Entered into strategic partnership with RPower to provide customers with a natural gas bridge to nuclear power
- Designated Siemens Energy as Oklo's preferred supplier of power conversion technology
- Partnered with Oak Ridge National Laboratory to advance structural material testing to enhance durability and optimize manufacturing

Project execution

- Expanded powerhouse offering to scale to a 75 MW design to meet customer demand
- Secured key U.S. Department of Energy (DOE) approvals, including a Memorandum of Agreement (MOA) for siting and an Environmental Compliance Permit for Oklo's first Aurora powerhouse at INL
- Began drilling, testing, and site characterization for Oklo's first commercial powerhouse, backed by DOE approvals

Licensing progress

- Advanced pre-application engagement with the U.S. Nuclear Regulatory Commission (NRC) and transitioned toward scheduling a Pre-Application Readiness Assessment for Oklo's combined license application (COLA)
- On track to submit custom COLA to the NRC this year

Fuel fabrication & recycling

- Signed a Memorandum of Understanding (MOU) with Lightbridge Corporation to explore co-locating fuel fabrication and collaborating on advanced nuclear fuel recycling
- Completed successful end-to-end demonstration of advanced nuclear fuel recycling process

Financial

- Closed highly successful business combination with AltC Acquisition Corporation, resulting in $276 million in cash proceeds net of fees
- Full year cash used in operations of $38.4 million, below our forecasted range of $40-50 million

3

OKLO

4 In March 2025, Oklo welcomed Daniel B. Poneman and Michael Thompson as new members of our Board of Directors. They join following the departure of Chris Wright, who stepped down upon his confirmation as U.S. Secretary of Energy.3 Daniel B. Poneman Daniel B. Poneman has decades of experience in the U.S. nuclear industry. He served as U.S. Deputy Secretary of Energy (2009-2014), and later, he led Centrus Energy Corp. as President and CEO (2015- 2023), where he led the launch of the first domestic, technology-enabled uranium enrichment production since 1954. Michael Thompson Michael Thompson has over 25 years of experience investing in and advising technology companies. Since 2017, he has served as CEO and Managing Partner of Reinvent Capital, a private investment fund focused on technology. He was previously the Founder and Managing Director of BHR-Capital, a New York-based hedge fund. “The long-awaited American nuclear renaissance must launch during President Trump’s administration. As global energy demand continues to grow, America must lead the commercialization of affordable and abundant nuclear energy. As such, the Department will work diligently and creatively to enable the rapid deployment and export of next-generation nuclear technology.”4 CHRIS WRIGHT U.S. Secretary of Energy Former CEO of Liberty Energy and Former Oklo Board Member Oklo appoints two new board members

5 Oklo’s fast reactors can now deliver between 15 MW and 75 MW of power from a single powerhouse to flexibly address the diverse power needs from our broad customer base. Scaling our 50 MW reactor design up to 75 MW enables us to address increased demand from large data center customers through fewer powerhouse deployments, without adding any notable technical, design, or regulatory complexities. Oklo’s 50 MW reactor now scales up to 75 MW to meet increased demand from large customers Oklo’s modular approach offers customers distinct advantages over traditional large-scale reactors Instead of relying on a single large plant, Oklo builds small, modular powerhouses incrementally, allowing energy production to scale alongside customer growth. Scalable from MW to GW scale to meet power needs Ability to provide > 99% reliability by deploying multiple powerhouses Flexible, phased deployment to align with customer timelines Reduced grid interconnection and infrastructure costs Enables build-own-operate model to sell power directly to customers Lowers supply chain, fabrication, and labor costs Reduces timelines and avoids mega-project execution risks Enables access to project financing for flexible funding Phase 1: 250 MW data center Phase 2: 500 MW data center Phase 3: > 1,000 MW data center Data centers Oklo powerhouses CUSTOMER BENEFITS BUSINESS MODEL BENEFITS 5 Product update

6 Total capacity in Oklo's customer pipeline 14 GW Other selected data center power deals: $25M pre-payment for a 20-year PPA, providing up to 500 MW of power to Equinix data centers Non-binding Letter of Intent (LOI) to deliver 100 MW of power to its data center campus through a future 20-year PPA Customer agreements span data center, manufacturing, oil and gas, defense, and other industries. “Our relationship with Oklo underscores our commitment to deploying advanced nuclear power at a transformative scale for our data centers, further enhancing our offerings of one of the world’s most advanced data center infrastructures to current and future Switch clients.” ROB ROY Founder and CEO of Switch Oklo + Switch: One of the largest corporate power agreements in history Oklo has the largest order book in the advanced nuclear industry Oklo and Switch have signed a non-binding Master Power Agreement to provide 12 GW of advanced nuclear power to Switch by 2044. This landmark strategic relationship will accelerate industry decarbonization, scale Oklo’s powerhouses, and provide clean energy for AI, cloud, and enterprise data centers across the United States. 0 2 4 6 8 10 Deal announcement (7/2023) 2Q update (8/2024) 3Q update (11/2024) 4Q update (3/2025) 12 14 GW 6

Oklo + RPower: A natural gas bridge to nuclear power

Oklo and RPower are partnering on a first-of-its-kind phased energy strategy to deliver immediate power and long-term clean energy for customers. RPower's natural gas generators will provide bridge power for select projects, then shift to providing backup power as Aurora powerhouses come online, providing high uptime and reliability.

Why this approach wins

CUSTOMERS POWERED QUICKLY

Helps data centers and high-demand users get reliable power

NEW PATH FOR REVENUE

Combines proven tech with long-term energy deals for earnings

CLEAR PATH TO CLEAN ENERGY

Accelerates transition to sustainable nuclear power

Three-phase strategy: The gas-to-nuclear pathway


1
2
3

NEAR TERM

RPower's natural gas generators are deployed within 24 months, bringing prime power online in accelerated timeframes.

TRANSITION

Aurora powerhouses are installed onsite as they become commercially available.

FUTURE

As Aurora powerhouses come online, natural gas generators transition to backup power, providing enhanced reliability.

"Our relationship with Oklo represents a powerful way to bridge today's energy demands with tomorrow's clean energy solutions. We are excited to bring this phased model to market, providing valuable and timely energy solutions to our customers while advancing their sustainability goals."

RPOWER



JAMIE SMITH

President & Chief Development Officer of RPower

7

Oklo expands into radioisotope market

Oklo acquires Atomic Alchemy

Atomic Alchemy's vertically integrated production facilities will supply high-value radioisotopes amid a global radioisotope shortage.[5] Atomic Alchemy is well situated to supply high-value radioisotopes for various applications, including fueling radioisotope thermoelectric generators used by companies like Zeno Power. Revenue could potentially be generated as soon as 2026.

Four core areas of innovation—what Atomic Alchemy does

1 **RECOVERING VALUABLE MATERIALS FROM WASTE**

Extracting useful radioisotopes from discarded sources like old cancer therapy materials and uranium mining byproducts

2 **PRODUCING ISOTOPES WITH A CUSTOM REACTOR**

Using a purpose-built reactor to create a wide range of medical, industrial, and research radioisotopes through irradiation

3 **REUSING BYPRODUCTS FROM OKLO'S RECYCLING PROCESS**

Converting byproducts into valuable co-product materials and isotopes from Oklo's recycled fuel

4 **EXPLORING NEW ISOTOPES WITH FAST REACTORS**

Producing isotopes with versatile reactors—unlocking new frontiers in science, medicine, and space


ATOMIC ALCHEMY

APPLICATIONS

HEALTHCARE

Crucial for diagnostics, medical imaging, and cancer therapies

DEFENSE

Ensuring reliable power for unmanned systems and critical operations

SPACE

Powering deep-space exploration and satellite systems

INDUSTRY

Enabling precise measurement, testing, and monitoring

ARTIFICIAL INTELLIGENCE

Silicon doping of advanced semiconductor chips

NUCLEAR R&D

Enabling advanced nuclear fuels and materials characterization and qualification

8

9 Oklo is advancing plans to deploy a commercial-scale fuel recycling facility, scaling proven recycling technology to establish a sustainable, domestic fuel supply. This initiative is supported by strong partnerships with the DOE, the Advanced Research Projects Agency-Energy (ARPA-E), and leading national laboratories. Transforming nuclear waste into a sustainable, domestic energy supply 1.2 trillion barrels of oil7 U.S. used nuclear fuel reserves total 94,000 metric tons6—which would fit on a football field stacked 10 yards high and is the energy equivalent of Oklo’s advanced reactors can utilize either recycled or fresh fuel Oklo’s vertical integration across nuclear power and fuel recycling makes us a differentiated leader, with reactors designed to operate on either fresh high-assay low-enriched uranium fuel or recycled nuclear fuel, ensuring a flexible and stable energy supply. 10 yards Why this matters: FUEL SUPPLY ADVANTAGE Can utilize existing used nuclear fuel stored at nuclear plants across the U.S. PROVEN NUCLEAR FUEL RECYCLING Transforming used fuel into a sustainable, domestic energy supply CLOSING THE FUEL CYCLE Recycling utilizes the remaining 95% of energy stored in used nuclear fuel COST EFFICIENCY Using recycled fuel reduces fuel costs by up to 80% Oklo is pioneering nuclear fuel recycling

10 Oklo is building the next generation of nuclear technology at INL Aurora Fuel Fabrication Facility This facility will fabricate recovered nuclear material from the EBR-II reactor into fuel for the neighboring Aurora Powerhouse. DOE approved the facility’s Safety Design Strategy and Conceptual Safety Design Report, marking key regulatory milestones. Oklo is the only company with secured fuel for its first commercial advanced nuclear power plant. Aurora Powerhouse Oklo’s first commercial powerhouse will provide clean, reliable power to customers, generating robust and steady revenue. The Powerhouse will be powered by recycled fuel fabricated at the Aurora Fuel Fabrication Facility. Radioisotope Production Facility Atomic Alchemy’s facility will produce high-value radioisotopes, strengthening the U.S. commercial supply chain for critical and life-saving applications. The facility can also harvest valuable radioisotope co-products from the waste stream of Oklo’s fuel recycling facility. In partnership with INL, Oklo is building out our full nuclear technology platform, which includes the Aurora Powerhouse, the Aurora Fuel Fabrication Facility, and a Radioisotope Production Facility. 10

11 Aurora Powerhouse site work kicks off at INL Oklo has achieved major DOE regulatory milestones and has begun drilling, testing, and site characterization efforts at INL for our first commercial Aurora powerhouse. Backed by a DOE site use permit, the project is on track for deployment in late 2027 to early 2028. Oklo closely collaborated with INL, DOE, and the Shoshone-Bannock Tribes to complete cultural and biological surveys and secure work authorization, ensuring environmental protection and construction safety. Oklo’s first powerhouse will be fueled with fuel fabricated at the Aurora Fuel Fabrication Facility at INL, for which Oklo is currently seeking DOE authorization. 11

Oklo to submit NRC application for first Aurora powerhouse in 2025

Oklo plans to submit our custom COLA[8] to the NRC this year, covering the design, construction, and operation of the Aurora Powerhouse at INL. Oklo remains on track to deploy our first Aurora powerhouse in late 2027. In preparation, Oklo has advanced pre-application engagement with the NRC and is moving toward scheduling a Pre-Application Readiness Assessment for our COLA.

Additionally, the NRC has proposed reducing hourly service fees for advanced nuclear reactor applicants by nearly 55%[9] starting October 1, 2025, aligning with the ADVANCE Act[10] mandate, which was recently signed into law to accelerate the deployment of next-generation nuclear technologies.

OKLO'S INTEGRATED BUSINESS MODEL UNLOCKS A FASTER PATH TO LICENSING



Other developers: Part 52
*Design Certification
42 months
**Construction and Operation
24-36 months
Operate
Other developers: Part 50
Construction Permit
24-36 months
Operating License
24-36 months
Operate
Oklo: COLA (First Deployment)
OKLO
Operate
24-36 months
Oklo: S-COLA(1) (Subsequent Deployments)
Operate
6-18 months
Oklo's custom COLA includes all aspects of design, construction, and operation, significantly reducing overall review time.
0
20
40
60
80
100
Time (months)

*Done by design developer, includes just design scope.

**Done by design developer with operator (e.g., utility), includes financial information, siting information, environmental report, operational and security programs, etc.

(1) In an S-COLA, we believe only new information need be re-reviewed. This is expected to involve significantly less content, limited generally only to site-specific data. Additionally, current efforts are working toward a 6-month licensing timeline, and the ADVANCE Act laid out timelines for 18-month safety and environmental reviews. Oklo's advantage comes from policy changes and streamlined processes, rather than implying a different regulatory approach.

Oklo's custom COLA includes:

	Siting	Design/ analysis	Financial information	Environmental report	Operational programs	Security programs	State and local info	Review timeline
OKLO	✓	✓	✓	✓	✓	✓	✓	24–36 months
Design Certification	✗	✓	✗	✗	✗	✗	✗	36–42 months

12

13 Key 2024 financial highlights Oklo became a public company in May 2024 by successfully completing our business combination with AltC Acquisition Corp. (AltC), receiving $276 million in proceeds net of fees. Management reports the following full-year financial results: Oklo’s full year loss from operations was $52.8 million, driven by payroll, professional fees, and other general business expenses. These costs included approximately $12.5 million in non-cash stock-based compensation not in our original forecast. When adjusted for these amounts, we were at $40.3 million, at the low end of our $40–50 million forecast. vs. forecast of $40-$50M Loss from operations $52.8M FULL YEAR 2024 Our full year net loss of $73.6 million comprises $52.8 million loss from operations, $27.9 million in fair market value charges on SAFE notes prior to conversion, and tax expense of $0.7 million, offset by $7.7 million in interest income. Net loss Net loss $73.6M FULL YEAR 2024 Our cash used in operating activities was $38.4 million, derived from a net loss of $73.6 million partially offset by the net impact of non-cash fair market value impacts on SAFE notes, non-cash stock-based compensation charges, and net changes to our working capital all totaling $35.2 million. Cash used in operating activities $38.4M FULL YEAR 2024 Year-end cash and marketable securities were $275.3 million, primarily driven by proceeds received from our business combination with AltC, and will continue to be used to support deployment of our first powerhouse at INL, license application fees, progression of our fuel recycling activities, and operations for our recently acquired Atomic Alchemy business. As of December 31 Cash and marketable securities $275.3M FULL YEAR 2024

14 2024 2023 Cash and cash equivalents $97,132 $9,868 Marketable debt securities 130,682 - Prepaid and other current assets 4,125 4,331 Total current assets $231,939 $14,199 Marketable debt securities 47,473 - Property and equipment, net 1,202 578 Operating lease right-of-use assets 982 83 Other assets 140 25 Total assets $281,736 $14,885 Accounts payable $2,970 $2,274 Accrued expenses and other 1,885 836 Operating lease liabilities 481 94 Total current liabilities 5,336 3,204 Operating lease liabilities, net of current portion 543 - Simple agreements for future equity - 46,042 Right of first refusal liability 25,000 - Total liabilities 30,879 49,246 Commitments and contingencies: Stockholders' equity (deficit): Class A common stock, $0.0001 par value – 500,000,000 shares authorized; 137,706,596 and 69,242,940 shares issued and outstanding as of December 31, 2024 and 2023, respectively 14 7 Additional paid-in capital 383,739 27,125 Accumulated deficit (135,109) (61,493) Accumulated other comprehensive income 2,213 - Total stockholders’ equity (deficit) 250,857 (34,361) Total liabilities and stockholders’ equity $281,736 $14,885 OKLO INC. CONSOLIDATED Balance sheets (in thousands, except share data) Years ended December 31

15 2024 2023 Research and development $26,711 $9,763 General and administrative 26,090 8,873 Total operating expenses 52,801 18,636 Loss from operations (52,801) (18,636) Change in fair value of simple agreements for future equity (27,864) (13,717) Interest and dividend income 7,732 180 Total other income (loss) (20,132) (13,537) Loss before income taxes (72,933) (32,173) Income taxes (683) - Net loss (73,616) (32,173) Basic and diluted Class A common stock: Net loss per share $(0.74) $(0.47) Weighted-average common shares outstanding 98,910,013 68,891,996 OKLO INC. CONSOLIDATED Statements of operations (in thousands, except share data) Years ended December 31

16 2024 2023 Net loss $(73,616) $(32,173) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 268 75 Change in fair value of simple agreements for future equity 27,864 13,717 Accretion of discount on marketable debt securities (520) - Stock-based compensation 12,484 777 Change in operating assets and liabilities: Prepaid and other current assets (1,520) (126) Other assets (115) 26 Accounts payable (1,762) 1,344 Accrued expenses and other (1,504) 384 Operating lease right-of-use assets and liabilities 31 (22) Net cash used in operating activities (38,390) (15,998) Purchases of property and equipment (352) (83) Purchase of marketable debt securities (291,620) - Proceeds from redemptions of marketable debt securities 116,198 - Net cash used in investing activities (175,774) (83) Proceeds from recapitalization 276,210 - Proceeds from exercise of stock options 1,044 114 Proceeds from right of first refusal liability 25,000 - Proceeds from simple agreements for future equity 10,232 19,325 Payment of deferred issuance costs (11,058) (3,144) Net cash provided by financing activities 301,428 16,295 Net increase in cash and cash equivalents 87,264 214 Cash and cash equivalents - beginning of year 9,868 9,654 Cash and cash equivalents – end of year $97,132 $9,868 Supplemental disclosure of cash flow information: Cash paid for interest $ - $ - Cash paid for income taxes 907 - Supplemental noncash investing and financing activities: Reclassification of deferred issuance costs in connection with business combination $5,510 $ - Reclassification of simple agreements for future equity in connection with business combination 84,138 - Deferred issuance costs included in accounts payable 1,906 443 Deferred issuance costs included in accrued expense and other - 122 Purchases of computer software in accounts payable and accrued expense and other 540 392 OKLO INC. CONSOLIDATED Statements of cash flows (in thousands) Years ended December 31

17 This letter includes statements that express Okloʼs opinions, expectations, objectives, beliefs, plans, intentions, strategies, assumptions, forecasts or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The words “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continue,” “might,” “possible,” “potential,” “predict,” “project,” “goal,” “would,” “commit” or, in each case, their negative or other variations or comparable terminology, and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this letter and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the timing, goals and benefits of nuclear fuel recycling, environmental benefits and goals of Okloʼs projects, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Oklo operates. Such forward-looking statements are based on information available as of the date of this letter, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Oklo may be materially different from those expressed or implied by these forward-looking statements. The following important risk factors could affect Okloʼs future results and cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: risks related to the development and deployment of Oklo’s powerhouses; the risk that Oklo is pursuing an emerging market, with no commercial project operating, regulatory uncertainties; risks related to acquisitions, divestitures, or joint ventures we may engage in; the potential need for financing to construct plants; market, financial, political and legal conditions; the effects of competition; risks related to accessing HALEU and recycled fuels; risks related to our supply chain; risks related to power purchase agreements; risks related to human capital; risks related to our intellectual property; risks related to cybersecurity and data privacy; changes in applicable laws or regulations; the outcome of any government and regulatory proceedings and investigations and inquiries; the risk that the acquisition of Atomic Alchemy fails to produce the expected benefits; and those factors in the other documents filed by Oklo from time to time with the U.S. Securities and Exchange Commission. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties of the other documents filed by Oklo from time to time with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this letter and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on Oklo. There can be no assurance that future developments affecting Oklo will be those that Oklo has anticipated. Oklo undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. FORWARD LOOKING STATEMENTS

18 1. The White House. Unleashing American Energy. Published January 20, 2025. Accessed March 18, 2025. https://www.whitehouse.gov/presidential-actions/2025/01/unleashing-american-energy/ 2. Goldman Sachs. AI to drive 165% increase in data center power demand by 2030. Published February 4, 2025. Accessed March 18, 2025. https://www.goldmansachs.com/insights/ articles/ai-to-drive-165-increase-in-data-center-power-demand-by-2030 3. U.S. Department of Energy. Statement from Energy Secretary Chris Wright. Published February 3, 2025. Accessed March 18, 2025. https://www.energy.gov/articles/statement-energy-secretary-chris-wright 4. U.S. Department of Energy. Secretary Wright Acts to “Unleash Golden Era of American Energy Dominance.” Published February 5, 2025. Accessed March 18, 2025. https://www. energy.gov/articles/secretary-wright-acts-unleash-golden-era-american-energy-dominance 5. BBC. Radioisotope shortage could cause cancer treatment delays. Published October 3, 2024. Accessed March 18, 2025. https://www.bbc.com/news/articles/c2e7gzvdz0wo 6. U.S. Government Accountability Office. Nuclear Waste Disposal. Accessed March 18, 2025. https://www.gao.gov/nuclear-waste-disposal 7. U.S. Energy Information Administration, DOE, World Nuclear Association, Company Analysis Calculated as amount of existing waste nuclear fuel (metric tons) multiplied by the energy content in used nuclear fuel (83,634 GJ/kg) divided by energy content per BOE (6.12 GJ/ BOE). 8. U.S. Nuclear Regulatory Commission. Combined License Applications for New Reactors. Accessed March 18, 2025. https://www.nrc.gov/reactors/new-reactors/large-lwr/col.html 9. U.S. Government Publishing Office. Proposed Rules. Published February 19, 2025. Accessed March 21, 2025. https://www.govinfo.gov/content/pkg/FR-2025-02-19/pdf/2025-02779.pdf 10. U.S. Congress. S.1111 - ADVANCE Act of 2023. 118th Congress. Accessed March 18, 2025. https://www.congress.gov/bill/118th-congress/senate-bill/1111 CITATIONS

19 Investor Relations investors@oklo.com Communications & Media media@oklo.com oklo.com Press Releases & Media Features